Exhibit 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Michael Barrett, President and Chief Executive Officer (Principal Executive Officer) of The Rubicon Project, Inc. (the "Company"), and David Day, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1.
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, to which this certification is attached as Exhibit 32 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date August 1, 2018

/s/ Michael Barrett
Michael Barrett President and Chief Executive Officer (Principal Executive Officer)

/s/ David Day
David Day Chief Financial Officer (Principal Financial Officer)

The foregoing certifications are being furnished pursuant to 13 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.